SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2010 (February 8, 2010)

NETWORK 1 FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14753	11-3423157
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		No.)

2 Bridge Avenue, 4th Floor	07701
Red Bank, NJ	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 758-9001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

                Network 1 Financial Group, Inc. (formerly known as International Smart Sourcing, Inc.), a Delaware corporation (the “Company”) acknowledges that this Current Report on Form 8-K as well as other filings with the Securities and Exchange Commission (“SEC”) and the Company’s releases issued to the public contain various statements relating to future results, including certain projections and business trends. These statements constitute “Forward-Looking Statements.”

                Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, future events or performance and underlying assumptions and other statements that are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will be achieved or accomplished. Certain risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this Current Report and in other disclosures. Finally, the Company’s future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in the Company’s other filings with the SEC. Actual results may differ materially from those expressed or implied by forward-looking statements.

Item 1.01	Entry into a Material Definitive Agreement

On February 8, 2010, Network 1 Financial Group, Inc. (the “Purchaser” or the “Company”), entered into a stock purchase agreement (the “Agreement”) with National Investment Managers Inc., a Florida corporation with  headquarters at 485 Metro Place South, Ste. 275, Dublin, OH 43017 (the “Seller” and together with Purchaser, the “Parties”).  Pursuant to the Agreement, the Purchaser agreed to purchase from the Seller and the Seller agreed to sell to the Purchaser, Complete Investment Management, Inc. of Philadelphia, a Pennsylvania corporation (the “Company”).  The Seller is the registered and beneficial owner of all of the issued and outstanding shares of capital stock of the Company (the “Shares”).

Under the terms of the Agreement, on February 26, 2010 (the “Closing Date”), the Seller will transfer the Shares to the Purchaser in consideration for an aggregate amount equal to $1,950,000 (the “Closing”), consisting of the following: (i) $1,400,000 in cash (the “Cash Proceeds”) less any and all indebtedness of the Company as of the Closing Date, which shall be paid by the Purchaser on the Closing Date; and (ii) $550,000, payable under a promissory note (the “Note” and together with the Cash Proceeds, the “Purchase Price”).

The Agreement allows for a downward adjustment to the value of the Note if the Company’s revenue for the twelve month period following the Closing Date is less than ninety-five percent (95%) of the Company’s revenue for the fiscal year ending December 31, 2009.  Any downward adjustment to the value of the Note is limited to the face value amount of the Note.

The Agreement may be terminated for any of the following reasons: (i) by either of the Parties if the Closing does not occur by the Closing Date; (ii) by the Purchaser if it is not satisfied, in its sole discretion, with the results of the Purchaser’s due diligence investigation; or (iii) by the Purchaser if it is unable to obtain the consent of its lenders to finance the transactions contemplated by the Agreement.

The foregoing summary of the terms of the Agreement and the Note does not purport to summarize all of the provisions of these documents, and the transactions contemplated therein, and is qualified in its entirety by reference to the Stock Purchase Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

As described above in Item 1.01, the Company and the Seller entered into the Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of February 8, 2010, by and between Network 1 Financial Group, Inc. and National Investment Managers Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2010

NETWORK 1 FINANCIAL GROUP, INC.

By /s/ William R. Hunt
William R. Hunt
President and Director

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of February 8, 2010, by and between Network 1 Financial Group, Inc. and National Investment Managers Inc.